                                                                   Exhibit 10.36

                         AGREEMENT TO RESTRUCTURE DEBT
                         -----------------------------

     FCB Worldwide, Inc. d/b/a FCB Seattle ("FCB") and PhotoWorks, Inc. ("PhotoWorks") enter into this Agreement to Restructure Debt ("Agreement") effective as of the 1/st/ day of November, 2000 (the "Effective Date").

     WHEREAS, PhotoWorks is indebted to FCB in the amount of $2,052,409.11 (the "Outstanding Balance"), which represents unpaid principal and accrued interest due and payable to FCB as of the Effective Date;

     WHEREAS, FCB and PhotoWorks desire to restructure the debt to allow PhotoWorks to repay the Outstanding Balance plus interest over time;

     NOW THEREFORE, FCB and PhotoWorks, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree to the following terms:

1. PhotoWorks hereby acknowledges that it owes FCB $2,052,409.11 as of the Effective Date, pursuant to the April 27, 2000 agency-client agreement between the parties (the "Agency Agreement"). PhotoWorks represents and warrants that it does not and will not ever dispute the validity of this debt. (Subject to final media audit. LCB)

2. PhotoWorks hereby agrees to repay the Outstanding Balance, plus interest at the rate of 1% per month on the then unpaid portion of the Outstanding Balance until the entire Outstanding Balance is repaid, as follows. PhotoWorks shall make monthly interest payments to FCB on the then unpaid portion of the Outstanding Balance beginning on December 1, 2000 (for interest accrued for the prior month) and continuing on the first business day of each consecutive month until the entire Outstanding Balance is repaid. Further, PhotoWorks shall make principal payments to reduce the Outstanding Balance in the amounts and no later than the dates shown below.

          March 23, 2001       $410,481.82
          June 28, 2001        $410,481.82
          October 2, 2001      $410,481.82
          December 28, 2001    $410,481.82
          March 22, 2002       $410,481.82

     A schedule showing the required interest and principal payments is attached hereto as Exhibit A. All required payments shall be made by wire transfer to the following account:

     Bank:        Bank One - Chicago, IL
     Acct. Name:  True North Communications Inc.
     Acct. Num:   10-03540
     ABA Num:     071 000 013

3. For as long as PhotoWorks is making timely payments in accordance with paragraph 2 above, FCB shall refrain from filing any legal action against PhotoWorks to recover the then unpaid portion of the Outstanding Balance plus interest. If PhotoWorks misses or is late in making a single payment required by paragraph 2 above, then the then unpaid portion of the Outstanding Balance plus interest shall become immediately due and payable, and FCB may at its option commence legal proceedings immediately to collect such sums. Interest will continue to accrue until the entire Outstanding Balance plus interest is paid to FCB.

4. Beginning on December 20, 2000, and continuing on the 20th of each consecutive month until the entire Outstanding Balance is repaid, PhotoWorks shall send copies to FCB of its actual monthly statement of cash flows for the prior month along with its then most current projection of future cash flows. For calendar quarter-ends and calendar year-ends, PhotoWorks shall have an additional 10 day grace period to provide such information to FCB.

5. If FCB receives any vendor invoices or talent charges after the Effective Date that are not included in the Outstanding Balance for work previously authorized by and billable to PhotoWorks, FCB shall invoice PhotoWorks for such costs and PhotoWorks shall pay such invoices within 30 days of receipt from FCB. If not paid within 30 days, such invoices will become subject to interest charges and all other applicable provisions of the Agency Agreement.

6. If FCB receives any vendor rebates, refunds, or credits after the Effective Date that are not included in the Outstanding Balance for charges attributable to PhotoWorks (including any partial credit agreed to by The Hacker Group), FCB shall credit such amounts against PhotoWorks' then Outstanding Balance. Such credits will not change the principal payments due on the dates provided in paragraph 2 above, except insofar as they would reduce the amount of the final principal payment.

7. No delay or omission on the part of FCB in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

8. This Agreement inures to and binds the successors and assigns of FCB and PhotoWorks.

9.   Time is of the essence as to the terms of this Agreement.

10. This Agreement shall be construed according to the substantive laws of the State of Washington, excluding its conflict of laws rules. The parties agree and consent that jurisdiction and venue of all matters relating hereto shall be vested exclusively in the federal, state and local courts located within the State of Washington. In any action to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses, including attorneys' fees, related to any such action.

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed and effective as of the date and year first written above.


PHOTOWORKS, INC.              FCB WORLDWIDE, INC. d/b/a
                              FCB SEATTLE

/s/ Howard Lee                /s/ Peter Hatt
By:     Howard Lee            By:    Peter Hatt
Title:  President & CEO       Title: Chairman
Dated:  11-29-00              Dated: 11-22-00

                                                                       EXHIBIT A
                                                                       ---------

PhotoWorks Payment Schedule
As of 11/22/2000

          Date                 Item               Interest Payments        Principle Payments                   Balance
----------------------------------------------------------------------------------------------------------------------------
Beginning Balance                                                                                            $ 2,052,409.11

December 1, 2000          Nov 2000 Interest            20,524.09                      -                      $ 2,052,409.11
January 1, 2001           Dec 2000 Interest            20,524.09                      -                      $ 2,052,409.11
February 1, 2001          Jan 2001 Interest            20,524.09                      -                      $ 2,052,409.11
March 1, 2001             Feb 2001 Interest            20,524.09                      -                      $ 2,052,409.11
March 23, 2001            Principle Pmt 1/5                    -             410,481.82                      $ 1,641,927.29
April 1, 2001             Mar 2001 Interest            19,464.78                      -                      $ 1,641,927.29
May 1, 2001               Apr 2001 Interest            16,419.27                      -                      $ 1,641,927.29
June 1, 2001              May 2001 Interest            16,419.27                      -                      $ 1,641,927.29
June 28, 2001             Principle Pmt 2/5                    -             410,481.82                      $ 1,231,445.47
July 1, 2001              Jun 2001 Interest            16,145.62                      -                      $ 1,231,445.47
August 1, 2001            Jul 2001 Interest            12,314.45                      -                      $ 1,231,445.47
September 1, 2001         Aug 2001 Interest            12,314.45                      -                      $ 1,231,445.47
October 1, 2001           Sep 2001 Interest            12,314.45                      -                      $ 1,231,445.47
October 2, 2001           Principle Pmt 3/5                    -             410,481.82                      $   820,963.65
November 1, 2001          Oct 2001 Interest             8,474.46                      -                      $   820,963.65
December 1, 2001          Nov 2001 Interest             8,209.64                      -                      $   820,963.65
December 28, 2001         Principle Pmt 4/5                    -             410,481.82                      $   410,481.83
January 1, 2002           Dec 2001 Interest             7,812.40                      -                      $   410,481.83
February 1, 2002          Jan 2001 Interest             4,104.82                      -                      $   410,481.83
March 1, 2002             Feb 2001 Interest             4,104.82                      -                      $   410,481.83
March 22, 2002            Mar 2001 Interest             4,104.82                      -                      $   410,481.83
March 22, 2002            Principle Pmt 5/5                    -             410,481.82                      $         0.01
                                              ------------------------------------------

Totals                                              $ 224,299.63         $ 2,052,409.10